UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2010

XENOPORT, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-51329	94-3330837
(Commission File No.)	(IRS Employer Identification No.)

3410 Central Expressway

Santa Clara, California 95051

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (408) 616-7200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01	Other Events.

On September 28, 2010, XenoPort, Inc. (“XenoPort”) announced that data from XenoPort’s first clinical trial of XP21279, a Transported Prodrug of L-Dopa, in Parkinson’s disease patients would be presented at the World Parkinson Congress meeting in Glasgow, Scotland. The data presented from XenoPort’s four-week, Phase 1b, open-label, crossover clinical trial that evaluated ten Parkinson’s disease patients with motor fluctuations show that XP21279 (administered with carbidopa) provided a statistically significant reduction in variability of L-Dopa concentration, based on mean absolute percent deviation from average concentrations of L-Dopa, compared to immediate-release Sinemet (L-Dopa/carbidopa) (p<0.05). In addition, compared to Sinemet, treatment with XP21279/carbidopa led to a reduction in average daily “off” time of 2.9 hours per day and an increase in average daily “on” time without troublesome dyskinesia of 2.4 hours per day. The mean time to “on” after the first morning dose of XP21279/carbidopa was 0.95 hour, compared to 0.97 hour for Sinemet. All treatment-emergent adverse events were mild to moderate in intensity.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XENOPORT, INC.
(Registrant)

Dated: September 30, 2010	By:	/S/ WILLIAM G. HARRIS
William G. Harris
Senior Vice President of Finance and
Chief Financial Officer